UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 28, 2010

Date of Report (Date of earliest event reported)

SHORETEL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33506	77-0443568
(Commission file number)	(I.R.S. Employer Identification No.)

960 Stewart Drive, Sunnyvale, CA 94085

(Address of principal executive offices) (Zip Code)

(408) 331-3300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2010, John W. Combs, the Company’s Chief Executive Officer and a member of the Board of Directors informed ShoreTel, Inc. (the “Company”) that he will resign as a member of the Board of Directors effective September 30, 2010 compared to the previously-announced resignation date of the November 3, 2010 annual meeting.

On July 14, 2010, the Company announced that Mr. Combs will resign as the Company’s Chief Executive Officer effective September 30, 2010. In connection with his resignation as Chief Executive Officer and a member of the Board of Directors, Mr. Combs will sign a separation agreement as described in the Current Report on Form 8-K filed on July 14, 2010. In recognition of his service to the Company, Mr. Combs will receive the payments described in the July 14, 2010 Form 8-K. In addition, Mr. Combs will receive a lump sum payment of $74,375, representing prorated target bonus for fiscal 2011, based on one quarter of service.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORETEL, INC.

Date: October 1, 2010	By:	/S/ MICHAEL E. HEALY
	Name:	Michael E. Healy
	Title:	Chief Financial Officer